As filed with the Securities and Exchange Commission on November 20, 2018.

Registration No. 333-213866

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-213866

UNDER

THE SECURITIES ACT OF 1933

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1887078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Main Street, Suite 660

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	44,786,050(1)(2)	$— (1)	$— (1)	$— (1)

(1)

The registrant is not registering additional securities. Registration fees were originally paid by CytoDyn Operations Inc. (formerly CytoDyn Inc.), the registrant’s predecessor-in-interest, upon the filing of the original registration statement on Form S-3 (File No. 333-213866). Consequently, no additional registration fees are required in connection with the filing of this Post-Effective Amendment No. 1.

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement covers an indeterminate number of shares that may be issued upon stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

As previously reported in the Form 8-K12G filed November 19, 2018, on November 16, 2018, CytoDyn Inc. (formerly Point NewCo Inc.), a Delaware corporation (“New CytoDyn” or the “Registrant”), CytoDyn Operations Inc. (formerly CytoDyn Inc.), a Delaware corporation (“Old CytoDyn”), ProstaGene, LLC, a Delaware limited liability company (“ProstaGene”) and Richard G. Pestell, M.D., Ph.D. consummated the purchase and sale of substantially all of the assets and rights, and the assumption of certain obligations and liabilities, associated with ProstaGene (the “ProstaGene Transaction”). The ProstaGene Transaction was consummated pursuant to the Transaction Agreement, dated as of August 27, 2018, among Old CytoDyn, New CytoDyn (then a wholly-owned subsidiary of Old CytoDyn), Point Merger Sub Inc., a Delaware corporation and then a wholly owned subsidiary of New CytoDyn, ProstaGene, and, solely with respect to certain provisions thereof, Dr. Pestell.

As part of the ProstaGene Transaction, on November 16, 2018, Old CytoDyn effected a holding company reorganization under Section 251(g) of the Delaware General Corporation Law (the “Holding Company Reorganization”), pursuant to which Merger Sub was merged with and into Old CytoDyn, with Old CytoDyn surviving as a wholly owned subsidiary of New CytoDyn. New CytoDyn changed its name from “Point NewCo Inc.” to “CytoDyn Inc.” and Old CytoDyn changed its name from “CytoDyn Inc.” to “CytoDyn Operations Inc.” In connection with the Holding Company Reorganization, all of the outstanding capital stock of the Company (including any convertible debt, warrants, options, or other rights to acquire the same) was converted automatically, on a share-for-share basis, into equivalent capital stock of New CytoDyn (and rights to acquire the same).

In accordance with Rule 414 of the Securities Act of 1933, as Amended (the “Securities Act”), New CytoDyn, as the successor issuer, expressly adopts that registration statement (as adopted by this Post-Effective Amendment, the “Registration Statement”) as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Registration fees were paid at the time of filing the original registration statement.

All of the securities to which the Registration Statement relates are the securities of New CytoDyn, as the successor issuer to Old CytoDyn, pursuant to the above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of Amendment No. 1 to the Registration Statement Form S-3, File No. 333-213866, effective as of October 21, 2016.

Item 15.	Indemnification of Directors and Officers.

The information set forth in this item is incorporated by reference from Item 15 of Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-213866, effective as of October 21, 2016.

Item 16.

Exhibit Number	Exhibit Description

2.1	Transaction Agreement, dated as of August 27, 2018, by and among CytoDyn Inc., ProstaGene, LLC and Dr. Richard G. Pestell, M.D, Ph.D. (incorporated by reference to Exhibit 2.1 to CytoDyn Operations Inc.’s (formerly CytoDyn Inc.) Form 8-K filed with the SEC on August 28, 2018).

3.1	Amended and Restated Certificate of Incorporation of CytoDyn Inc. (incorporated by reference to Exhibit 3.1 to CytoDyn Inc.’s Form 8-K12G filed with the SEC on November 19, 2018).

3.2	Amended and Restated Bylaws of CytoDyn Inc. (incorporated by reference to Exhibit 3.2 to CytoDyn Inc.’s Form 8-K12G filed with the SEC on November 19, 2018).

4.1	Form of CytoDyn Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to CytoDyn Operations Inc.’s (formerly CytoDyn Inc.) Form 8-K12G filed with the SEC on September 1, 2015).

4.2	Form of Investor Warrant (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed September 11, 2015).

4.3	Form of Placement Agent Warrant (other than October 2013 Placement Agent Warrant) (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 filed September 11, 2015).

4.4	Form of October 2013 Investor Warrant and Inducement Warrant (incorporated by reference to Exhibit 4.3 to the Amendment No. 2 to Form S-1 filed September 2, 2015).

4.5	Form of October 2013 Placement Agent Warrant (incorporated by reference to Exhibit 4.5 to the Form S-1 filed November 15, 2013).

4.6	Form of Consultant Warrant (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 filed February 3, 2016).

5.1	Legal Opinion of Lowenstein Sandler LLP.*

23.1	Consent of Independent Registered Public Accounting Firm, Warren Averett LLC.*

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	If the registrant is relying on Rule 430B:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and

(d)	Any other communication that is an offer in the offering made by an registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

In connection with offerings of securities to existing security holders pursuant to warrant or rights where any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period for a warrant or rights offering, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)

In connection with offerings of securities at competitive bids: (a) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (b) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on November 19, 2018.

CYTODYN INC.

By:	/s/ Michael D. Mulholland
Name: Michael D. Mulholland
Title: Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nader Z. Pourhassan and Michael D. Mulholland, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nader Z. Pourhassan, Ph.D. Nader Z. Pourhassan, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2018

/s/ Michael D. Mulholland Michael D. Mulholland	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2018

/s/ Anthony D. Caracciolo Anthony D. Caracciolo	Director	November 19, 2018

/s/ Carl C. Dockery Carl C. Dockery	Director	November 19, 2018

/s/ Gregory A. Gould Gregory A. Gould	Director	November 19, 2018

/s/ Scott A. Kelly, M.D. Scott A. Kelly, M.D.	Director	November 19, 2018

/s/ Michael A. Klump Michael A. Klump	Director	November 19, 2018

/s/ Jordan G. Naydenov Jordan G. Naydenov	Director	November 19, 2018

/s/ Richard G. Pestell, M.D., Ph.D. Richard G. Pestell, M.D., Ph.D.	Director	November 19, 2018